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                                                                    EXHIBIT 12.1


                             KEY ENERGY GROUP, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                                                                          Three
                                                                                                                         Months
                                                                            Years Ended June 30,                          Ended
                                                          ---------------------------------------------------------     ---------
                                                           1998          1997         1996       1995         1994       9/30/98
                                                          -------      --------      ------     -------      ------     ---------
          Earnings  before tax  . . . . . . . . . .       $38,805       $14,675      $5,575      $3,328      $2,295        $3,157

          Interest  . . . . . . . . . . . . . . . .        21,476         7,879       2,477       1,478         830         8,505

          Imputed interest(A) . . . . . . . . . . .         2,673         1,770         968         645         561           875
                                                          -------       -------      ------      ------      ------        ------
          Adjusted earnings . . . . . . . . . . . .        62,954        24,324       9,020       5,451       3,686        12,537
                                                          =======       =======      ======      ======      ======        ======
          Interest and imputed interest . . . . . .        24,149         9,649       3,445       2,123       1,391         9,380
                                                          =======       =======      ======      ======      ======        ======
          Ratio of earnings to fixed charges  . . .          2.61          2.52        2.62        2.57        2.65          1.34
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(A)  Imputed interest is equal to approximately 1/3 of operating lease expenses.